Exhibit 10.23

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

MASTER SERVICES AGREEMENT

This Master Services Agreement (together with all signed Statement(s) of Work and signed Change Orders, the “Agreement”) is made and entered into as of June 26, 2018 (the “Effective Date”) by and between Bolt Biotherapeutics, Inc. (“Bolt”), a Delaware corporation with an office at 640 Galveston Drive, Redwood City, CA 94063, U.S.A., and Piramal Healthcare UK Ltd (“Piramal”), a British corporation, with registered office at Whalton Road, Morpeth, Northumberland, NE613YA, UK. Bolt and Piramal hereinafter may be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, Piramal is engaged in the business of developing, manufacturing, and supplying pharmaceutical products and/or providing pharmaceutical related services; and

WHEREAS, Bolt is engaged in the discovery, development, manufacture and anticipated commercialization of pharmaceutical products.

NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.    Agreement Structure. From time to time, Bolt may want Piramal to provide certain Development or Manufacturing Services (as defined below). This Agreement contains general terms and conditions under which Bolt would engage Piramal and under which Piramal would provide Services. Bolt and Piramal must complete and execute a Statement of Work (as defined below) before any Services are provided.

2.    Definitions. Unless this Agreement expressly provides otherwise, the following terms herein, whether used in the singular or plural, will have the meanings set forth below:

2.1    “Additional Equipment” means the Equipment, if any, separately and specifically identified and described in a Statement of Work as to be provided by Bolt or purchased or otherwise acquired by Piramal on behalf of and at Bolt’s expense.

2.2    “Affiliate” means, with respect to a Party, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with such Party, for so long as such control exists. As used in this Agreement, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity or the power to elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

2.3    “API/Drug Substance” means the active pharmaceutical ingredient or any intermediate thereof, in each case identified in a Statement of Work.

2.4    “Applicable Law” means all ordinances, rules, regulations, laws, guidelines, guidances, and requirements of any Authority that apply to the Services and the activities contemplated under this Agreement, and any other applicable laws and regulations, as amended from time to time.

2.5    “Authority” means any government or regulatory authority with jurisdiction over the Manufacture of Product or use of Product in the intended country of use, including, without limitation, the FDA, PMDA, MHRA and the EMA.

2.6    “Batch” means a specific quantity of Product that is intended to be of uniform character and quality and is produced during the same cycle of Manufacture as defined by the applicable Batch record.

2.7    “Batch Documentation” means the documents and other records that are produced in connection with the Manufacture of a particular Batch and/or lot.

2.8    “Bolt Indemnitee” has the meaning set forth in Section 14.1.

2.9    “Bolt Materials” means the materials identified in a Statement of Work as being provided by Bolt or its designee, including the original materials, together with any derivatives, progeny, or improvements developed therefrom, and any combination of the foregoing with other substances. For clarity, Bolt Materials shall include any and all intermediates (antibody or small molecule).

2.10    “Bolt Technology” means (a) Bolt Materials, (b) Product, (c) Specifications, (d) the Technology owned by or licensed to Bolt (i) prior to the Effective Date, or (ii) after the Effective Date independently of this Agreement, and (e) the Manufacturing Process except to the extent such process includes Piramal Technology.

2.11    “Certificate of Analysis” means a document, signed by an authorized, quality assurance representative of Piramal and Piramal’s Qualified Person, describing Specifications for, and testing methods applied to, Product, and the results thereof.

2.12    “Certificate of Compliance” means a document, signed by an authorized, quality assurance representative of Piramal and Piramal’ s Qualified Person, attesting that a particular Batch was Manufactured in accordance with cGMP, Applicable Law, and the Specifications.

2.13    “cGMP” means the current good manufacturing practices applicable to the Manufacture of Product pursuant to Applicable Law, including but not limited to the Current Good Manufacturing Practice Regulations of the United States Code of Federal Regulations 21 CFR Parts 210 and 211 and the European Community Directive 2003/94/EC (Principles and Guidelines of Good Manufacturing Practice for Medicinal Products), as well as the applicable documents developed by the International Conference on Harmonization (ICH), in effect as of the date of Manufacture of a particular Batch of Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

2.14    “Change Order” has the meaning set forth in Section 5.2.

2.15    “Confidential Information” has the meaning set forth in Section 13.1.

2.16    “Development” or “Developed” means the activities conducted by Piramal under this Agreement to develop, modify or improve all or any part of a Manufacturing Process.

2.17    “EMA” means the European Medicines Evaluation Agency and any successor agency having substantially the same functions.

2.18    “Equipment” means any equipment or machinery, required for the purpose of providing Services herein, used by Piramal in the Development and/or Manufacture of Product.

2.19    “Facility” or “Facilities” means the facilities of Piramal used for the provision of Services (as specified in the applicable Statement of Work), including facilities located at [***].

2.20    “FDA” means the United States Food and Drug Administration, and any successor agency having substantially the same functions.

2.21    “FDCA” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§321 et seq., as amended from time to time.

2.22    “force majeure” has the meaning set forth in Section 12.

2.23    “Improvements” means all Technology, discoveries and inventions, and all modifications and improvements thereto (whether or not protectable under patent, trademark, copyright or similar laws) other than Piramal Improvements that are discovered, developed or reduced to practice by a Party, solely or jointly, in the performance of Services or through the use of Bolt’s Confidential Information and all intellectual property rights in the foregoing.

2.24    “Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce Product, including, without limitation, the manufacturing, processing, quality control testing, release, fill/finish, packaging, labeling or storage of Product.

2.25    “Manufacturing Process” means any and all processes (or any step in any process) used or planned to be used by Piramal to Manufacture Product, as evidenced in the Batch records and/or Development reports and any and all analytical methods used or planned to be used by Piramal for testing Product or incoming raw material used to Manufacture Product (e.g. acceptance, in-process, release, Product characterization or stability testing), all of which shall be in compliance with Piramal’ s quality system.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

2.26    “Piramal Fault” means Piramal’s [***].

2.27    “Piramal Indemnitee” has the meaning set forth in Section 14.2.

2.28    “Piramal Technology” means the Technology (a) owned by or licensed to Piramal prior to the Effective Date, (b) owned by or licensed to Piramal after the Effective Date independently of this Agreement and without the use or disclosure of the Confidential Information of Bolt, or (c) discovered, developed or reduced to practice solely by Piramal in the performance of Services solely to the extent necessary for the sustained or improved operation of its facilities or equipment, provided such Technology does not use or incorporate any of Bolt’s Confidential Information and is generally applicable for manufacturing services performed by Piramal for its other customers (subsection (c), the “Piramal Improvements”).

2.29    “Party” or “Parties” has the meaning set forth in the first paragraph of this Agreement.

2.30    “Product” means any (a) API/Drug Substance, or (b) pharmaceutical product comprised of API/Drug Substance, in each case as specified in the applicable Statement of Work.

2.31    “Quality Agreement” means the quality agreement executed by both Parties in connection with and prior to Services rendered pursuant to cGMP and which shall set forth quality control and quality assurance activities and responsibilities with respect to the Product. The Parties shall execute a quality agreement as soon as practical after the execution of this Agreement, but well prior to cGMP manufacturing.

2.32    “Records” has the meaning set forth in Section 5.5.

2.33    “Retention Period” has the meaning set forth in Section 5.5.

2.34    “Services” means the Development, Manufacturing and/or other services to be performed by or on behalf of Piramal, as described in the applicable fully executed Statement of Work or Change Order, as applicable.

2.35    “Specifications” means a set of written criteria related to raw material acceptance, in-process testing and release testing that are provided by or approved by Bolt in writing to which Product should be considered acceptable by Bolt for the release of Product for its intended use, as such criteria may be amended or supplemented from time to time by mutual written agreement of the Parties.

2.36    “Statement of Work” means a written order for the performance of Services by Piramal under this Agreement, substantially in the form attached hereto as Exhibit 1, as may be modified by a Change Order substantially in the form attached hereto as Exhibit 2, signed by duly authorized representatives from both Parties and referencing this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

2.37    “Technology” means all methods, techniques, processes, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright or similar laws).

3.    Service Performance.

3.1    Piramal will perform the Services in strict accordance with the terms and conditions of the applicable Statement of Work, Quality Agreement and this Agreement. Piramal will use its best efforts to provide the Facilities, supplies and staff necessary to perform the Services in accordance with the timetable(s) specified in the applicable Statement of Work. Piramal agrees to diligently pursue the completion of each Statement of Work in a timely manner and deliver each of the deliverables in accordance with the time schedule and milestones specified therein. Time is of the essence for the performance of each Statement of Work by Piramal. Without limiting any other obligations of Piramal set forth in this Agreement, Piramal, in performing the Services, will use that degree of experience, effort, and expertise one would expect a person skilled and knowledgeable of the matters addressed herein to exercise and apply with respect to such matters when committed to achieving the agreed upon timelines. Piramal will perform each Statement of Work in a competent, professional, and workmanlike manner using qualified personnel in accordance with Applicable Laws, cGMP (where applicable) and industry standards applicable to the contract development and manufacturing services industry.

3.2    Each Party will appoint a primary “Technical Contact” having primary responsibility for day-to-day interactions with the other Party for the Services under each Statement of Work. Upon the Parties’ mutual agreement, a limited number of topic specific “Technical Contacts” may be added with responsibility for day-to-day interactions with the other Party for specific activities for the Services under each Statement of Work. The Technical Contacts shall be identified at the start of each Statement of Work and shall have appropriate qualifications and experience for communicating technical progress and issues related to the provision of Services as well as an understanding of any associated impact on the timeline in the applicable Statement of Work. Piramal’s Technical Contact shall be reasonably acceptable to Bolt. The Parties will endeavor to keep the same primary Technical Contact through the completion of each Statement of Work unless a change is requested by the other Party. Any change to a Technical Contact will be identified in writing to the other Party. Each Party will use reasonable efforts to provide the other Party with at least [***] prior written notice of any change in that Party’s Technical Contact. Except for notices or communications required or permitted under this Agreement, which shall be subject to Section 17.3 below, all communications between Piramal and Bolt regarding the conduct of the Services under a Statement of Work will be addressed to the Party’s relevant Technical Contact.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

3.3    To facilitate the relationship of the Parties and success of the Services, Bolt may visit Piramal’s Facilities during normal business hours to observe the progress of the Services. For the purposes of this Section 3.3, Piramal shall ensure that such representatives are granted access to the Facilities; provided that in no event shall Piramal be obligated to grant access at a time that would result in a material conflict of interest with another Piramal customer. The activities of all such representatives shall be monitored by the Technical Contacts. Bolt acknowledges that, if any representative enters a cGMP dedicated area while activities required to be cGMP compliant are being performed, such representative must have appropriate training and qualification as required by Piramal’s standard operating procedures. In connection with any such visits, Bolt agrees to abide by Piramal’s health and safety standard operating procedures that are required to be followed by Piramal’ s staff at the Facility, and agrees to be responsible for the actions taken by Bolt’s visiting representatives while on Piramal’ s premises.

3.4    Promptly after execution of this Agreement, the Parties shall establish a joint steering committee to oversee, review and coordinate the activities of the Parties under this Agreement (the “JSC”). The JSC shall consist of [***] for each Party along with the Technical Contacts. The JSC shall meet [***] during the term of this Agreement, or as otherwise mutually agreed by the Parties. JSC meetings may be held [***], and [***]. The JSC shall be responsible for:

(a)	Overseeing the Services, facilitating the success of the Services, and facilitating a productive relationship between the Parties;

(b)	Attempting to rapidly resolve issues relating to a Statement of Work and any interactions between the Parties;

(c)	Reviewing reports submitted by the project managers on the progress of the Services at regular intervals as determined by the JSC; and

(d)	Reviewing any technical issues and their associated resolution submitted to the JSC by the Technical Contacts.

3.5    The Parties will hold project team meetings [***], on a regular basis as determined by-mutual agreement of the Technical Contacts.

3.6    With Bolt’s prior written consent, Piramal may subcontract the performance of certain of its obligations under this Agreement to qualified third parties, provided that (a) the third parties perform the activities in a manner consistent with this Agreement and the applicable Statement of Work, (b) Piramal remains liable and solely responsible for the permitted subcontractor’s performance of the activities under this Agreement as if such activities were conducted by Piramal itself, and (c) Piramal causes any such permitted subcontractor to be bound in writing by, and to comply with, all confidentiality, intellectual property, quality assurance, regulatory and other obligations and requirements of Piramal set forth in this Agreement. Piramal will identify the need to subcontract any portion of the Services in each Statement of Work prior to the Parties’ execution of such Statement of Work.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

3.7    Piramal will notify Bolt in writing as soon as possible if Piramal has reason to believe that it may be unable to perform or complete the Services or meet the timelines under any Statement of Work.

4.    Materials and Equipment.

4.1    Unless otherwise agreed in a Statement of Work, Piramal will procure all materials to be used by Piramal in the performance of Services under any given Statement of Work other than the Bolt Materials indicated in such Statement of Work. Bolt or its designee(s) will provide Piramal with the Bolt Materials. Piramal agrees (a) to account for all Bolt Materials, (b) not to provide Bolt Materials to any third party (including permitted subcontractors) without the express prior written consent of Bolt, (c) not to use Bolt Materials for any purpose other than conducting the Services under the applicable Statement of Work, and (d) to destroy or return to Bolt all unused quantities of Bolt Materials according to Bolt’s written directions. Any pre-approved cost related to such destruction shall be borne by Bolt. Further, Piramal agrees not to analyze, characterize, modify or reverse engineer any Bolt Materials or take any action to determine the structure or composition of any Bolt Materials unless and to the extent explicitly required under the applicable Statement of Work.

4.2    Bolt will at all times retain all right, title, and interest to and ownership of the Bolt Materials, Product and any work in process at each and every stage of the Manufacturing Process. Piramal will at all times take such measures as are required to protect the Bolt Materials, Product and any work in process from risk of loss or damage at all stages of the Manufacturing Process. Piramal will ensure that Bolt Materials, Product and any work in process remain free and clear of any liens or encumbrances. Piramal will notify Bolt as soon as possible if at any time it believes any Bolt Materials or Product have been damaged, lost or stolen. Piramal is responsible for the risk of loss with respect to Bolt Materials in its possession or control to the extent caused by Piramal Fault. Bolt is otherwise responsible for the risk of loss with respect to Bolt Materials in Piramal’s possession or control. Bolt shall maintain insurance covering such Bolt Materials to the extent of Bolt’s responsibility for such risk of loss.

4.3    Piramal acknowledges the Bolt Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Bolt Materials. Piramal acknowledges that all activities conducted utilizing the Bolt Materials will be conducted under suitable containment conditions and in accordance with Applicable Law.

4.4    Unless otherwise specified in a Statement of Work, Piramal will procure all Equipment necessary to .perform the Services, except in such cases where Bolt will supply the Additional Equipment, if any. For the first Statement of Work, [***]. The cost of the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Additional Equipment to be purchased by Piramal shall be paid by Bolt to Piramal, [***], or as stated in the applicable Statement of Work. Piramal shall be obliged to purchase the Additional Equipment only after it has received the written approval and the cost for such purchase from Bolt. The Equipment will not be used by Piramal except in performance of Services under the applicable Statement of Work. Title to the Additional Equipment will remain with Bolt and Piramal will ensure that the Additional Equipment is properly labeled and remains free and clear of any liens or encumbrances. At Bolt’s request, the Additional Equipment will be returned to Bolt, or to its designee. Any maintenance costs for the Additional Equipment shall be the responsibility of Bolt. Piramal shall provide invoices or other relevant documents substantiating any maintenance expense incurred at the request of the Bolt. Piramal will promptly notify Bolt if at any time it believes any Additional Equipment has been damaged, lost or stolen. If such damage or loss is due to Piramal’s negligence or willful misconduct, Piramal will be responsible for the cost of replacement.

4.5    Piramal will seek to find competitive pricing while maintaining sufficient quality in its sourcing of materials, consumables and equipment. The Bill of Materials for each Statement of Work will be approved by Bolt in advance of any ordering of materials for such Statement of Work by Piramal. All materials, consumables and equipment costs incurred by Piramal in accordance with a Statement of Work will be charged at [***].

5.    Development and Manufacture of Product.

5.1    Piramal will perform all Services at the Facility, and will hold at the Facility all Equipment, Bolt Materials and other items used in the Services. Piramal may change the location of the Facility or use any additional facility for the performance of Services by providing Bolt at least [***] prior written notice, and receiving Bolt’s prior written consent, [***]. The Parties agree that [***]. Piramal will maintain the Facility and all Equipment required for the Manufacture of Product in a state of repair and operating ·efficiency consistent with the requirements of cGMP, the applicable Statement of Work and Applicable Law.

5.2    The scope of Services under a Statement of Work may be changed only through a written change order signed by both Parties (“Change Order”) in substantially the form attached hereto as Exhibit 2. If a change to a Statement of Work is identified by a Party, that Party will notify the other Party as soon as is reasonably possible. Piramal will provide Bolt with a Change Order containing a description of the required modifications and their effect on the scope, fees and timelines specified in the Statement of Work within approximately [***] of receiving or providing such notice. If the Change Order is not acceptable to Bolt, the Parties will use reasonable efforts to agree on a Change Order that is mutually acceptable. If practicable, Piramal will continue to work under the existing Statement(s) of Work during any such negotiations but will not commence work in accordance with the Change Order until it is authorized in writing by Bolt. Should Bolt request (in writing by Bolt’s primary Technical Contact or its Chief Business Officer) Piramal to perform additional services without there being a valid Change Order in place, Bolt shall be liable for the costs of such additional services at commercial rates consistent with the original Statement of Work.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

5.3    Any change or modification to the Manufacturing Process or Specifications for any Product must be approved in writing in advance by Bolt and will be made in accordance with the provisions of the Quality Agreement.

5.4    Piramal will take and retain, for such period and in such quantities as may be required by cGMP and the Quality Agreement, samples of Product produced using the Manufacturing Process developed under this Agreement.

5.5    Piramal will keep complete and accurate original records (or certified copies thereof), including, without limitation, reports, accounts, notes, data, and records of all information and results obtained from performance of Services (collectively, the “Records”). All Records will be the sole property of Bolt. Upon Bolt’s written request, Piramal will promptly provide Bolt with copies of such Records. Piramal will not transfer, deliver or otherwise provide any such Records to any third party, without the prior written approval of Bolt. While in the possession or control of Piramal, Records will be made available for inspection, examination and copying by or on behalf of Bolt. All original Records of the Development and Manufacture of Product hereunder will be retained and archived by Piramal in accordance with the Quality Agreement for the period of time set forth therein (the “Retention Period”). Following the Retention Period, Piramal will not destroy the Records without first giving Bolt written notice and the opportunity to further store the Records or have the records transferred to Bolt or its designee, in each case at Bolt’s expense.

5.6    Should Bolt wish to cancel any Services, Bolt and Piramal shall meet to discuss the financial impact of the canceled Services and any associated credits or costs that Piramal may need to refund or charge Bolt. If the canceled Services involve one or more cGMP manufacturing slots, then Bolt will reimburse Piramal [***] as set forth in the applicable Statement of Work (but excluding the cost of any materials not yet purchased for such cGMP manufacturing and the costs included for related analytical testing) as follows:

Notification Prior to Date of Manufacture	Cancellation Fee Payable (% of [***]
[***]	[***	]

If Piramal is able to schedule another client to utilize the cancelled cGMP slot, then Piramal will reduce the above cancellation fee payable by Bolt by [***].

6.    Product and Process Acceptance.

6.1    Any Product to be Manufactured hereunder will be Manufactured in accordance with the Manufacturing Process approved by Bolt and, unless otherwise stated in the applicable Statement of Work, cGMP. Each Batch of Product will be sampled and tested by Piramal against the Specifications. The quality assurance department of Piramal will review the Batch Documentation for such Batch and will assess if the Manufacture has taken place in compliance with cGMP (if applicable) and the Manufacturing Process.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

6.2    If, based upon such tests, a Batch of Product conforms to the Specifications and was Manufactured according to cGMP (if applicable) and the Manufacturing Process, then a Certificate of Compliance will be completed and approved by the quality assurance department of Piramal and Piramal’s qualified person. Complete and accurate Batch Documentation for each Batch of Product will be delivered to Bolt.

6.3    If the Parties disagree as to whether a Batch of Product conforms to the applicable Specifications, the respective Technical Contacts of the Parties will attempt to resolve any such disagreement in good faith and Bolt and Piramal will follow their respective standard operating procedures to determine the conformity of the Batch of Product to cGMP (if applicable), the Manufacturing Process and the Specifications. Notwithstanding the foregoing, in the event the Technical Contacts are unable to resolve such disagreement within [***], the dispute shall be submitted for determination by an independent laboratory/expert mutually selected by the Parties, the approval of the appointment of which shall not be unreasonably withheld or delayed by either Party, and the decision of such independent laboratory/expert shall be final and binding on the Parties. The independent laboratory/expert’s fees incurred in connection with the independent laboratory/expert’s decision shall be borne [***].

6.4    If a Batch of Product fails to conform to cGMP (if applicable), the Manufacturing Process or the Specifications due to Piramal Fault (“Defective Product”), then Piramal will, [***]:

(a)    Have the Defective Product reworked by Piramal such that it conforms to cGMP (if applicable), the Manufacturing Process and the Specifications; or

(b)    Have Piramal Manufacture a new Batch of Product that complies with cGMP (if applicable), the Manufacturing Process and the Specifications; or

(c)    Return or provide (as applicable) the Defective Product for further reprocessing by Bolt or its nominee and provide a [***] refund for [***].

6.5    Where Bolt so elects, Piramal shall work diligently and exercise professional skill and judgement to either (1) rework the Defective Product, or (2) Manufacture a new Batch of Product to replace the Defective Product as soon as reasonably practicable. Piramal’s liability for the Manufacture or rework shall [***]. For the avoidance of doubt, payment for the applicable Batch shall not be due until successful release of the reworked or newly manufactured Batch of Product. [***].

6.6    Should a Batch be manufactured in accordance with cGMP and the Manufacturing Process but fail to conform to the Specifications or is otherwise deemed un-usable for its intended purpose(s) due to quality, compliance or other issues not within Piramal’s reasonable control, then Bolt shall pay the relevant milestone in the Statement of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Work and Piramal shall have no liability under such circumstances for the Defective Product. Piramal shall work diligently and exercise professional skill and judgement to either (1) rework the Defective Product, or (2) Manufacture a Batch of Product to replace the Defective Product as soon as reasonably practicable, upon Bolt’s request and at Bolt’s expense.

7.    Shipping and Delivery.

7.1    Piramal agrees not to ship Product to Bolt or its designee until it has received a written approval to release and ship from Bolt. Shipping will be in accordance with the instructions for shipping and packaging specified by Bolt in writing in the applicable Statement of Work or as otherwise agreed to in writing by the Parties. Piramal shall remain responsible for all Product and shipments of Product until Product is delivered in accordance with the delivery terms in the immediately following sentence. Delivery terms are [***]. A bill of lading will be furnished to Bolt with respect to each shipment.

7.2    Bolt will notify Piramal in writing of loss, damage, defects or non-delivery of any part of a Product shipment [***] after receipt of such shipment by Bolt, or its designee, provided that if any loss, damage or defects are not readily evident based upon its standard inspection procedures (a “Latent Defect”) to Bolt at the time of delivery, such notification by Bolt to Piramal will be made no later than [***] after Bolt becomes aware of such Latent Defect.

8.    Price and Payments.

8.1    The currency and price of Product and/or the fees for the performance of Services, including the payment schedule therefor, will be set forth in the applicable Statement of Work.

8.2    Piramal will invoice Bolt according to the milestone-based payment schedule in the applicable Statement of Work. Each invoice will include the information contained in the compensation section of the Statement of Work. Payment of undisputed invoices will be due [***] after receipt of the invoice by the relevant Bolt contact. For undisputed invoices, if payment is not made within [***], Piramal shall notify Bolt’s primary Technical Contact and Chief Business Officer and have the right to [***].

8.3    Piramal will keep complete and accurate financial records of all Services performed and invoice calculations for a period of at least [***] following the calendar year in which such costs are invoiced, and, upon the request of Bolt, will permit Bolt or its duly authorized agents to examine such records during normal business hours for the purpose of verifying the correctness of all such calculations. If it is determined that Piramal overcharged Bolt for any amounts owed under this Agreement, Piramal shall promptly reimburse Bolt for such overcharge and if such overcharge represents more than [***].

8.4    Duty, sales, use or excise taxes imposed by any governmental entity that apply to the provision of Services hereunder (other than any taxes based upon the income of Piramal) will be borne by Bolt, unless such tax results from any assignment of this

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Agreement by Piramal to any Affiliate of Piramal that is domiciled or physically located outside of the United Kingdom. Piramal will assist Bolt in obtaining full credit for or any exemption from any VAT charges and facilitate Bolt in obtaining full refund of any VAT charges that may be imposed (at no additional charge to Bolt other than any out of pocket fees for filing).

9.    Pricing for Future Services. For the period of [***], Piramal will offer [***], and thereafter Piramal may [***]. For purposes of this Agreement, [***].

10.    Representations and Warranties.

10.1    Piramal represents and warrants that:

(a)    Piramal is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)    The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of Piramal, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(c)    Piramal is under no contractual or other obligation or restriction that is inconsistent with Piramal’s execution or performance of this Agreement. Piramal will not enter into any agreement, either written or oral, that would conflict with Piramal’s responsibilities under this Agreement or a Statement of Work.

(d)    The Services will be performed with requisite care, skill and diligence, in accordance with Applicable Law, industry standards and this Agreement, and by individuals who are appropriately trained and qualified.

(e)    To the best of Piramal’s knowledge, the Services and Manufacturing Process (including when used to make commercial product) will not infringe the intellectual property rights of any third party and Piramal will promptly notify Bolt in writing should it become aware of any claims asserting such infringement.

(f)    The Services shall be performed as set forth in the Statement of Work and in accordance with this Agreement, each Certificate of Analysis and Certificate of Compliance shall be accurate and complete in all material respects and all Records shall be accurate and complete in all material respects.

(g)    At the time of delivery to Bolt, the Product Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP (if applicable) and Applicable Law, the Manufacturing Process, and Specifications, (ii) will not be adulterated or misbranded under the FDCA or other Applicable Law, unless Bolt requests delivery to occur before the results of product testing are available, and (iii) will be free and clear of any lien or encumbrance.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(h)    Neither Piramal, its officers nor any person used by·Piramal to perform Services (i) has been debarred, or convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the FDCA, 21 U.S.C. § 335a or (ii) has been listed by any federal or state agencies, excluded, debarred, suspended or otherwise been made ineligible to participate in federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or (iii) has been convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Piramal agrees to inform Bolt in writing promptly if Piramal or any person who is performing Services is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Piramal’ s knowledge, is threatened.

(i)    Piramal has all the necessary licenses, authorizations and approvals to perform the Services.

(j)    Piramal’s quality system encompasses, without limitation, the proper design and validation of equipment.

10.2    Bolt represents and warrants that:

(a)    Bolt is and will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)    The execution and delivery of this Agreement has been authorized by all requisite corporate action. This Agreement is and will remain a valid and binding obligation of Bolt, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

(c)    Bolt is under no contractual or other obligation or restriction that is inconsistent with Bolt’s execution or performance of this Agreement. Bolt will not enter into any agreement, either written or oral, that would conflict with Bolt’s responsibilities under this Agreement or a Statement of Work.

(d)    To the best of Bolt’s knowledge, the use of Bolt Technology as contemplated in the Services will not infringe the intellectual property rights of any third party and Bolt will promptly notify Piramal in writing should it become aware of any claims asserting such infringement.

10.3    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT.

10.4    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, PIRAMAL’S LIABILITY UNDER THIS AGREEMENT WITH RESPECT TO [***] SHALL IN NO CASE EXCEED [***]. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, THE LIMITATIONS ON DAMAGES AND LIABILITY SET FORTH IN THIS SECTION 9.4 WILL NOT APPLY TO [***].

11.    Compliance With Government Regulations.

11.1    Piramal agrees to comply with all Applicable Law in performing Services. Piramal shall promptly notify Bolt in writing of any non-compliance with Applicable Law. Piramal will be responsible for obtaining, at its expense, any Facility or other licenses or permits, and any regulatory and government approvals necessary for the performance of Services. At Bolt’s written request, Piramal will provide Bolt with copies of all such approvals and submissions to Authorities, Bolt will have the right to use and reference any and all information contained in such approvals or submissions in connection with the development, regulatory approval and/or commercialization of Product and Piramal will execute and deliver such documents and instruments as reasonably necessary to implement such rights of use and reference.

11.2    Bolt will be responsible for obtaining, at its expense, all regulatory and governmental approvals and permits necessary for Bolt’s use of any Product Developed and/or Manufactured hereunder. Piramal will be responsible for promptly providing Bolt with all supporting data and information relating to the Development and/or Manufacture of Product necessary for obtaining such approvals. The format, content and cost of provision of such data and information for submission by Bolt to a regulatory agency will be borne by Bolt.

11.3    Piramal will permit Bolt or its representatives to be present on site during any visit or inspection by any Authority of the Facility (to the extent it relates to any Product or to the Manufacturing Process). Piramal will give as much advance notice as possible to Bolt of any such visit or inspection. Piramal will provide to Bolt a copy of any report or other written communication received from any Authority within [***] after receipt thereof, and will consult with and obtain approval from, Bolt before responding to each such communication. Piramal will provide Bolt with a copy of its final responses within [***] after submission thereof.

12.    Term and Termination.

12.1    This Agreement will take effect as of the Effective Date and, unless earlier terminated pursuant to this Section, will remain in effect for five years (5) years. Thereafter, this Agreement will automatically renew for successive one (1) year terms unless either Party notifies the other Party in writing not later than six (6) months in advance of expiration of the original term or any additional renewed term of its intention to terminate this Agreement; provided, however that any such non-renewal will not affect any valid Statement of Work until the expiration or termination of such Statement of Work.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

12.2    Bolt may terminate this Agreement or any Statement of Work upon [***] prior written notice to Piramal. Either Party may terminate this Agreement upon thirty (30) days’ prior written if there has been a material breach of this Agreement and this breach is not cured during the notice period.

12.3    Upon termination or expiration of this Agreement or any Statement(s) of Work, neither Piramal nor Bolt shall have any further obligations under this Agreement or such Statement(s) of Work, except that with respect to each terminating or expiring Statement(s) of Work:

(a)    In the case of early termination, Piramal will terminate all Services in progress for the affected Statement(s) of Work, including subcontracted Services (if any), in an orderly manner as soon as practical and in accordance with a schedule agreed to by Bolt, unless Bolt specifies in the notice of termination that Services in progress should be completed; and

(b)    Piramal will deliver to Bolt all Bolt Materials, Equipment, Product, retained samples (except for samples Piramal is requited to retain pursuant to Applicable Law), Records, data, reports and other property, information and/or know-how in recorded form that was provided by Bolt, or developed in the performance of the Services, that are owned by or licensed to Bolt; and

(c)    In the case of early termination, Bolt (i) will purchase from Piramal any existing inventories of Product conforming to the Specifications and Manufactured in accordance with cGMP (if applicable) and the Manufacturing Process, at the price for such Product set forth in the applicable Statement of Work, and (ii) may either (x) purchase any Product in process held by Piramal as of the date of the termination, at a price [***], or (y) direct Piramal to dispose of such material at Bolt’s cost; and

(d)    In the case of early termination, within [***] after the termination of any Statement(s) of Work, Piramal will provide to Bolt a written itemized statement of all work performed by Piramal in connection with the terminated Statement(s) of Work, an itemized breakdown of the costs associated with that work, and a final invoice for such Statement(s) of Work. If Bolt has paid to Piramal in advance more than the amount in a final invoice, then Piramal agrees to refund the amount of overpayment to Bolt, or to credit the excess payment toward any other existing or future Statement(s) of Work, at the election of Bolt; and

(e)    Each Party will promptly return the other Party’s Confidential Information; and

(f)    Upon the expiration of this Agreement or its earlier termination, upon Bolt’s request, Piramal will use its commercially reasonable efforts ·to assist Bolt in the transfer of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

relevant manufacturing technology and information to another manufacturing site; Bolt will pay Piramal for its reasonable costs (to be mutually agreed upon) incurred in connection with such transfer, unless such termination is by Bolt for Piramal’s breach pursuant. to Section 11.2, in which event such transfer costs shall be borne by Piramal; and

(g)    Any rights and obligations of the Parties that by their terms survive termination or expiration of this Agreement or of any Statement(s) of Work, including, without limitation, the Record retention (Section 5.5), representations and warranties and limitation of liability (Section 9), confidentiality (Section 13), indemnification (Section 14), intellectual property rights (Section 16) and miscellaneous (Section 17) provisions of this Agreement, will survive termination or expiration.

13.    Force Majeure.

Except as otherwise expressly set forth in this Agreement, neither Party will have breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, acts of God or acts, omissions, or delays in acting, by any governmental authority (“force majeure”). The Party affected by any event of force majeure will promptly notify the other Party, explaining the nature, details and expected duration thereof and shall remain responsible for performing any activities affected by such force majeure under a Statements of Work within such timelines as mutually agreed between the Parties. Such Party will also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations hereunder, and to notify the other Party of the cessation of any such event. A Party affected by an event of force majeure will use all reasonable efforts to remedy, remove, or mitigate such event and the effects thereof with all reasonable dispatch. If a Party anticipates that an event of force majeure may occur, such Party will notify the other Party of the nature, details and expected duration thereof. Upon termination of the event of force majeure, the performance of any suspended obligation or duty will promptly recommence. Notwithstanding the foregoing, if a force majeure event is expected to prevent a Party’s performance under this Agreement for an aggregate of [***] or more, the other Party may terminate this Agreement upon written notice to the non-performing Party.

14.    Confidentiality.

14.1    “Confidential Information” means any scientific, technical, trade or business information which is disclosed by or on behalf of one Party (“disclosing Party”) to the other Party (“receiving Party”). Confidential Information does not include information that the receiving Party can demonstrate (a) is in possession of the receiving Party at the time of disclosure, as reasonably demonstrated by written records and without obligation of confidentiality, (b) is or later becomes part of the public domain through no fault of the receiving Party in breach of this Agreement, (c) is received by the receiving Party from a

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

third party without an obligation of confidentiality to the disclosing Party, or (d) is developed independently by or on behalf of the receiving Party as reasonably demonstrated by written records and without use of, reference to, or reliance upon the disclosing Party’s Confidential Information. The disclosing Party will, to the extent practical, use reasonable efforts to label or identify as confidential, at the time of disclosure, all such Confidential Information that is disclosed in writing or other tangible form, provided that, in the absence of such labeling or identification, Confidential Information will include all information otherwise reasonably expected to be treated in a confidential manner under the circumstances of disclosure under this Agreement or by the nature of the information itself. Confidential Information of Piramal includes, but is not limited to, Piramal Technology, whether or not labeled confidential. Confidential Information of Bolt includes, but is not limited to, any information or documentation developed for Bolt by Piramal under any Statement(s) of Work, Records, Improvements and Bolt Technology, whether or not labeled confidential.

14.2    Each receiving Party agrees (a) to keep confidential the Confidential Information of the disclosing Party and the terms of this Agreement, (b) not to disclose the disclosing Party’s Confidential Information to any third party without the prior written consent of such disclosing Party, and (c) to use such Confidential Information only as reasonably necessary to fulfill its obligations or in the reasonable exercise of rights granted to it hereunder (the “Authorized Purpose”). A receiving Party, however, may disclose (i) Confidential Information of the disclosing Party to its Affiliates, and to its and their directors, employees, consultants, and agents in each case for the Authorized Purpose and who are bound in writing by the obligations of confidentiality and restriction on use not less stringent than as set forth in this Agreement, (ii) Improvements to the extent reasonably necessary to exploit its rights and perform its obligations under Section 16 of this Agreement, and (iii) Confidential Information of the disclosing Party to the extent such disclosure is required to comply with Applicable Law or to defend or prosecute litigation; provided, however, that in the case of (iii) only, the receiving Party provides prompt prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure. Furthermore, Bolt may disclose Confidential Information of Piramal relating to the Development and/or Manufacture of Product to entities with whom Bolt has (or may have) a marketing and/or development collaboration and who have a specific need to know such Confidential Information and who are bound in writing by obligations of confidentiality and restrictions on use not less stringent than as set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, Bolt may disclose the existence and terms of this Agreement to actual and potential investors, acquirers, licensees and collaborators on a reasonable need to know basis under circumstances that reasonably ensure the confidentiality thereof. Notwithstanding anything to the contrary in this Agreement, Piramal will not disclose or transfer Bolt’s Confidential Information (including Bolt Technology) to any facility, personnel or Affiliate of Piramal located outside of the United States, Canada or the United Kingdom unless expressly authorized by Bolt in writing, not to be unreasonably withheld or delayed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

14.3    Except to the extent required by Applicable Law, neither Party will make any public statements or releases concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the other Party.

15.    Indemnification.

15.1    Piramal will indemnify and hold harmless Bolt, its Affiliates and their respective officers, directors, employees and agents (each a “Bolt Indemnitee”) from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and other costs of defense) (collectively, “Losses”) in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Bolt Indemnitee by any third party based on, arising out of, or resulting from, any (a) breach by Piramal of its representations, warranties or covenants hereunder, or (b) negligent act or omission or the willful misconduct of any Piramal Indemnitees (as defined in Section 14.2 below) in performing obligations under this Agreement. As a condition of this indemnification obligation, Bolt must promptly notify Piramal in writing of a covered claim, must tender to Piramal (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense. Notwithstanding the foregoing, Piramal will not, without Bolt’s prior written consent, agree to settle any claim on such terms or conditions as would impair Bolt’s ability or right to Manufacture, market, sell or otherwise use or exploit Product or otherwise impose any condition or obligation on Bolt, or as would impair Piramal’s ability, right or obligation to perform its obligations hereunder.

15.2    Bolt will indemnify and hold harmless Piramal, its Affiliates and their respective officers, directors, employees and agents (each a “Piramal Indemnitee”) from and against any and all Losses in connection with any and all actions, suits, claims or demands that may be brought or instituted against any Piramal Indemnitee by any third party based on, or arising out of, or resulting from (a) the use of the Product after delivery by Piramal to Bolt or its designee, except to the extent that such damages are within the scope of the indemnification obligation of Piramal under Section 14.1, (b) breach by Bolt of its representations, warranties or covenants hereunder, or (c) any negligent act or omission or the willful misconduct of any Bolt Indemnitees in performing obligations under this Agreement. As a condition of this indemnification obligation, Piramal must promptly notify Bolt in writing of a covered claim, must tender to Bolt (and/or its insurer) full authority to defend or settle the claim, and must reasonably cooperate with the defense.

16.    Insurance.

16.1    Piramal will secure and maintain in full force and effect throughout the term of this Agreement insurance with coverage and minimum policy limits set forth as follows:

[***]

16.2    As specified in 4.2, and without limiting Piramal’s responsibilities under this Agreement, Bolt shall insure all Bolt Materials or any Product containing Bolt Materials whilst on the premises of any Piramal Facility, be they in the form of raw materials, work in process or finished goods.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

16.3    Piramal will comply, at Bolt’s expense, with reasonable requests for information made by Bolt’s insurance provider representative(s), including permitting such representative(s) to inspect the Facility during operational hours and upon reasonable notice to Piramal. In regard to such inspections, the representative(s) will adhere to such guidelines and policies pertaining to safety and non-disclosure as Piramal may reasonably require. Upon request, Piramal shall deliver copies of its Certificates of Insurance.

17.    Intellectual Property Rights.

17.1    Bolt Technology. As between the Parties, all rights to and interests in Bolt Technology will remain the exclusive property of Bolt. Piramal agrees that its rights to Bolt Technology are for the limited purpose of providing Services during the term of this Agreement.

17.2    Improvements. Piramal agrees that all Improvements will [***].

17.3    Exclusivity. During the term of this Agreement and [***], Piramal and its Affiliates shall not (and shall not grant rights to any third party to) develop or manufacture any pharmaceutical product that is [***], in each case without Bolt’s prior written approval, not to be unreasonably withheld or delayed.

17.4    Patents on [***]. Bolt will have the exclusive right and option, but not the obligation, to prepare, file, prosecute, maintain, enforce and defend at its sole expense, any patent applications and/or patents that claim and/or cover [***].

17.5    Piramal Technology. All rights and title in all Piramal Technology shall vest solely with Piramal and Bolt shall not have any ownership claim on any such Piramal Technology used by Piramal in the provision of Services hereunder. Piramal hereby grants Bolt a worldwide, non-exclusive, royalty-free, limited, irrevocable license (with the right to grant and authorize the further grant of sublicenses) under any portion of Piramal Technology that is necessary or useful for the research, development, manufacture (included to have manufactured), sale (including to have sold), commercialization or other exploitation of the Products and deliverables covered under this Agreement.

18.    Miscellaneous.

18.1    Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may, without such consent, but with notice to the other Party, assign this Agreement, in whole or in part, (a) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business or Product to which this Agreement relates, (b) to the successor entity or acquirer in the event of the merger, consolidation or change of control of such Party, or (c) to any Affiliate of the assigning Party. Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

18.2    Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision. If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. The Parties will use their reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the intent of the Parties. The foregoing will not apply to provisions relating to price and payment hereunder.

18.3    Notices. All notices or other communications which are required or permitted hereunder will be made in writing and delivered personally, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Piramal Grangemouth, to:	If to Bolt, to:

Piramal Healthcare UK Ltd

Whalton Road

Morpeth

Northumberland

United Kingdom

NE61 3YA

Attention: [***]

Telecopier No: [***]

If to Piramal Lexington, to:

Coldstream Laboratories, Inc.

1500 Bull Lea Road, Suite 250

Lexington, KY 40511

USA

Attention: [***]

Bolt biotherapeutics, Inc 640 Galveston drive Redwood City, CA 94063 U.S.A. Attention: [***] with CC: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing. Any such communication will be deemed to have been given (a) when delivered, if personally delivered, (b) [***], if sent by nationally-recognized overnight courier for next business day delivery, or (c) [***] after mailing if sent via registered or certified mail.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETE RMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

18.4    Choice of Law and Disputes. This Agreement will in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of New York, U.S.A. without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. Any disputes arising out this Agreement shall be submitted before the exclusive jurisdiction of the federal and state courts located in New York, New York.

18.5    Entire Agreement; Amendment. This Agreement along with the Exhibits constitutes the entire agreement of the Parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between Bolt and Piramal. This Agreement, including any Statement of Work or purchase order issued hereunder, may only be changed by a writing signed by authorized representatives of both Parties.

18.6    Conflicts. If there is any conflict, discrepancy, or inconsistency between the terms of this Agreement and any Statement(s) of Work, purchase order, Quality Agreement or other form used by the Parties, the terms of this Agreement will control.

18.7    Headings; Construction. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Both Parties have participated equally in the formation of this Agreement and the language of this Agreement will not be presumptively construed against either Party.

18.8    No Partnership or Employment Relationship. The Parties are independent contractors and this Agreement does not create a partnership or employment relationship between Bolt and Piramal.

18.9    Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

18.10    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures to this Agreement delivered by electronic transmission (e.g., portable document format (PDF)) shall be deemed to be binding as original signatures.

(The remainder of this page is intentionally left blank. The signature page follows.)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BOLT BIOTHERAPEUTICS, INC

By:	/s/ Grant Yonehiro
Name:	Grant Yonehiro
Title:	Chief Business Officer

Date:	June 26 2018

PRIMAL HEALTHCARE UK LTD

By:	/s/ Stuart Needleman
Name:	Stuart Needleman
Title:	Chief Commercial Officer

Date:	June 27, 2018

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT 1- STATEMENT OF WORK

APPENDIX #1 - SOW FCXXXX

For the GMT Manufacture and Testing of XXXXX

THIS STATEMENT OF WORK is by and between Bolt Biotherapeutics, Inc. (“Bolt”) and Piramal Healthcare UK Ltd (Piramal), and upon execution will be governed by the terms and conditions of the Master Services Agreement between Bolt and Piramal dated XXXX (the “Agreement”). Capitalized terms in this Statement of Work will have the same meaning as set forth in the Agreement.

All terms and conditions of the Agreement will apply to this Statement of Work. In the event of any conflict between this Statement of Work and the Agreement, the terms and conditions of the Agreement will prevail.

STATEMENT OF WORK AGREED TO AND ACCEPTED BY:

BOLT BIOTHERAPEUTICS, INC.

By:
Name:
Title:

PIRAMAL HEALTHCARE UK LTD

By:
Name:
Title:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENTS, MARKED BY [***], HAS BEEN OMITTED BECAUSE BOLT BIOTHERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO BOLT BIOTHERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT 2 - PROJECT CHANGE ORDER FORM

THIS CHANGE ORDER to Statement of Work xxxx is by and between Bolt Biotherapeutics, Inc. (“Bolt”) and Piramal Healthcare UK Ltd (“Piramal”), and upon execution will be governed by the terms and conditions of the Master Services Agreement between Bolt and Piramal dated XX:XX (the “Agreement”). Capitalized terms in this Change Order will have the same meaning as set forth in the Agreement.

All terms and conditions of the Agreement will apply to this Change Order. In the event of any conflict between this Change Order and the Agreement, the terms and conditions of the Agreement will prevail.

Project Name:		Change Order #:	#1
Statement of Work #:		Supplier Contact:
Supplier:	Piramal Healthcare UK Ltd	Requestor Name:
Request Date:

Bolt has requested the following additional task(s) or changes in the scope of the xxxx Statement of Work between Piramal Healthcare UK Ltd and Bolt as dated above.

General Description of change to project:

Provide a description of changes to each line item below

Costs associated with this Change Order:

Acceptance: The above services and estimated costs from this Change Order are hereby accepted and shall be made a part of the above-referenced Statement of Work. All work is to be performed under the same terms and conditions as specified in the original Statement of Work unless otherwise stipulated herein.

BOLT BIOTHERAPEUTICS, INC.

By:

Name:

Title:

Date:

PIRAMAL HEAL TH CARE UK LTD

By:

Name:

Title:

Date: